Exhibit 10.4

ALTUS POWER, INC.

102 Greenwich Avenue

Greenwich, CT 06830

July 12, 2021

Gregg Felton

Lars Norell

[VIA EMAIL]

Re: Post-Merger Incentive Equity

Dear Mr. Felton and Mr. Norell:

Altus Power, Inc. (the “Company”) is pleased to present the incentive equity package outlined below, contingent upon consummation of an anticipated business combination (the “Transaction”) with a special purpose acquisition company (the ultimate public company being the “PubCo”).

Reference is made to the Business Combination Agreement (the “Combination Agreement”), dated as of July 12, 2021, by and among CBRE Acquisition Holdings, Inc., a Delaware corporation (“PubCo”), CBAH Merger Sub I, Inc., a Delaware corporation, CBAH Merger Sub II, LLC, a Delaware limited liability company, Altus Power America Holdings, LLC, a Delaware limited liability company, APAM Holdings LLC, a Delaware limited liability company, and Altus Power, Inc., a Delaware corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of the Combination Agreement

Subject to, and as soon as practicable following, the consummation of the Transaction, the board of directors of PubCo (the “Board”) or the compensation committee of the Board (the “Compensation Committee”) will grant to senior members of Company, including to Mr. Felton and Mr. Norell, time-based restricted stock units (“RSUs”) with respect to an aggregate five percent (5%) of PubCo’s Class A Common Stock on a fully diluted basis, excluding the then-outstanding shares of PubCo Class B Common Stock or any shares of Pubco’s Class A Common Stock into which such shares of Pubco’s Class B Common Stock are or may be convertible. The RSUs will be allocated based on the recommendation of the compensation consultant(s) to the Compensation Committee (which shall include at least Mercer and one other compensation consultant proposed by CBRE Acquisition Sponsor, LLC) and as determined by the Compensation Committee. Subject to continued employment on each applicable vesting date, the RSUs will vest 33 1⁄3% on each of the third, fourth and fifth anniversaries of the date the Transaction is consummated.

This letter, along with the other documents referred to herein, collectively constitute the entire agreement between the parties hereto with respect to the subject matter addressed herein. This agreement may only be modified in a writing signed by a duly authorized officer of the Company and by each of the other parties hereto.

Sincerely,

Altus Power, Inc.

/s/ Dustin Weber
Name: Dustin Weber
Title: Chief Operating Officer and Chief Financial Officer

ACKNOWLEDGED AND AGREED
AS OF THE DATE FIRST WRITTEN ABOVE

/s/ Gregg Felton
Gregg Felton

/s/ Lars Norell
Lars Norell